Exhibit 21





                Hannaford Bros. Co. Parents and Subsidiaries

                                   Percentage
                                    of Voting
                                                 State          Securities
                                                   of           Owned by the
     Registrant                              Incorporation       Registrant

Hannaford Bros. Co.                               Maine

     Subsidiaries (1)

Athenian Real Estate Development, Inc.          Virginia          100.00%
Boney Wilson & Sons, Inc.                    North Carolina       100.00%
Hannaford Licensing Corp.                         Maine           100.00%
Hannaford Procurement Corp.                       Maine           100.00%
Hannaford Trucking Company                        Maine           100.00%
HHR, Inc.                                    Massachusetts        100.00%
Martin's Foods of South Burlington, Inc.         Vermont          100.00%
Plain Street Properties, Inc.                     Maine           100.00%
Progressive Distributors, Inc.                    Maine           100.00%
Shop 'n Save-Mass., Inc.                     Massachusetts        100.00%


     (1) Each of the subsidiaries is included in the consolidated financial statements of the Registrant.